BYLAWS


                               OF



           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.



                             ADOPTED


                         April 16, 1996

                        TABLE OF CONTENTS


                       ARTICLE I.  OFFICES

1.01       Principal and Business Offices  . . . . . . . .      1
1.02       Registered Office . . . . . . . . . . . . . . .      1


                    ARTICLE II.  SHAREHOLDERS

2.01       Annual Meeting  . . . . . . . . . . . . . . . .      1
2.02       Special Meeting . . . . . . . . . . . . . . . .      1
2.03       Place of Meeting  . . . . . . . . . . . . . . .      1
2.04       Notice of Meeting . . . . . . . . . . . . . . .      2
2.05       Closing of Transfer Books or Fixing
             of Record Date  . . . . . . . . . . . . . . .      2
2.06       Voting Records  . . . . . . . . . . . . . . . .      2
2.07       Quorum  . . . . . . . . . . . . . . . . . . . .      3
2.08       Conduct of Meetings . . . . . . . . . . . . . .      3
2.09       Proxies . . . . . . . . . . . . . . . . . . . .      3
2.10       Voting of Shares  . . . . . . . . . . . . . . .      3
2.11       Voting of Shares by Certain Holders . . . . . .      4
           (a)  Other Corporations . . . . . . . . . . . .      4
           (b)  Legal Representatives and Fiduciaries  . .      4
           (c)  Receiver . . . . . . . . . . . . . . . . .      4
           (d)  Pledgees . . . . . . . . . . . . . . . . .      4
           (e)  Subsidiaries . . . . . . . . . . . . . . .      4


                ARTICLE III.  BOARD OF DIRECTORS

3.01       General Powers and Number . . . . . . . . . . .      5
3.02       Tenure and Qualifications . . . . . . . . . . .      5
3.03       Regular Meetings  . . . . . . . . . . . . . . .      5
3.04       Special Meetings  . . . . . . . . . . . . . . .      5
3.05       Meetings by Telephone or Other
             Communication Technology. . . . . . . . . . .      5
3.06       Notice of Meetings  . . . . . . . . . . . . . .      6
3.07       Quorum  . . . . . . . . . . . . . . . . . . . .      6
3.08       Manner of Acting  . . . . . . . . . . . . . . .      6
3.09       Conduct of Meetings . . . . . . . . . . . . . .      6
3.10       Vacancies . . . . . . . . . . . . . . . . . . .      7
3.11       Compensation  . . . . . . . . . . . . . . . . .      7
3.12       Presumption of Assent . . . . . . . . . . . . .      7
3.13       Committees  . . . . . . . . . . . . . . . . . .      7


                      ARTICLE IV.  OFFICERS

4.01       Number  . . . . . . . . . . . . . . . . . . . .      8
4.02       Election and Term of Office . . . . . . . . . .      8
4.03       Removal . . . . . . . . . . . . . . . . . . . .      8
4.04       Vacancies . . . . . . . . . . . . . . . . . . .      8
4.05       President . . . . . . . . . . . . . . . . . . .      8
4.06       Vice Presidents . . . . . . . . . . . . . . . .      9
4.07       Secretary . . . . . . . . . . . . . . . . . . .      9
4.08       Treasurer . . . . . . . . . . . . . . . . . . .      9
4.09       Assistant Secretaries and Assistant Treasurers      10
4.10       Other Assistants and Acting Officers  . . . . .     10
4.11       Salaries  . . . . . . . . . . . . . . . . . . .     10


        ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01       Contracts . . . . . . . . . . . . . . . . . . .     10
5.02       Loans . . . . . . . . . . . . . . . . . . . . .     11
5.03       Checks, Drafts, etc.  . . . . . . . . . . . . .     11
5.04       Deposits  . . . . . . . . . . . . . . . . . . .     11
5.05       Voting of Securities Owned by this Corporation      11


     ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01       Certificate for Shares  . . . . . . . . . . . .     12
6.02       Facsimile Signatures and Seal . . . . . . . . .     12
6.03       Signature by Former Officers  . . . . . . . . .     12
6.04       Transfer of Shares  . . . . . . . . . . . . . .     12
6.05       Restrictions on Transfer  . . . . . . . . . . .     13
6.06       Lost, Destroyed or Stolen Certificates  . . . .     13
6.07       Consideration for Shares  . . . . . . . . . . .     13
6.08       Stock Regulations . . . . . . . . . . . . . . .     13


                 ARTICLE VII.  WAIVER OF NOTICE


       ARTICLE VIII.  UNANIMOUS CONSENT WITHOUT A MEETING


                  ARTICLE IX.  INDEMNIFICATION


                        ARTICLE X.  SEAL


                     ARTICLE XI.  AMENDMENTS

11.01 By Shareholders  . . . . . . . . . . . . . . . . . .     14
11.02 By Directors . . . . . . . . . . . . . . . . . . . .     14
11.03 Implied Amendments . . . . . . . . . . . . . . . . .     15


            ARTICLE XII.  STOCK TRANSFER RESTRICTION

                       ARTICLE I.  OFFICES


          1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          1.02. Registered Office. The registered office of the corporation required by the Florida Business Corporation Act to be maintained in the State of Florida may be, but need not be, identical with the principal office in the State of Florida. The address of the registered office may be changed from time to time by the Board of Directors or, if within the county, by the regis-tered agent. The business office of the registered agent of the corporation shall be identical to such registered office.


                    ARTICLE II.  SHAREHOLDERS


          2.01. Annual Meeting. The annual meeting of the shareholders shall be held on April 1 in each year, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

          2.02. Special Meeting. Special meetings of the share-holders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Direc-tors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corpora-tion entitled to vote at the meeting.

          2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Florida or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

          2.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law or the Articles of Incorporation) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when depos-ited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

          2.05. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of share-holders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or share-holders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

          2.06. Voting Records. Voting records shall be prepared in accordance with Section 607.0720 of the Florida
Business Corporation Act.

          2.07. Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. When a specified item of business is re-quired to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is re-quired by the Florida Business Corporation Act or the Articles of Incorporation. If less than a quorum is represented at a meet-ing, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or repre-sented, any business may be transacted which might have been transacted at the meeting as originally noticed. The share-holders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the with-drawal of enough shareholders to leave less than a quorum.

          2.08. Conduct of Meetings. The President, or in the President's absence, a Vice President in the order provided under
Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secre-tary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

          2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. Unless otherwise provided in the proxy or Section 607.0722 of the Florida Business Corpora-tion Act, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the share-holder to the presiding officer during the meeting. The presence of a shareholder who has filed a proxy shall not of itself con-stitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules as to the validity and sufficiency of proxies.

          2.10. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, lim-ited or denied by the Articles of Incorporation.

          2.11.  Voting of Shares by Certain Holders.

               (a) Other Corporations. Shares standing in the name of another corporation, domestic or foreign, may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corpo-ration, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.

               (b)  Legal Representatives and Fiduciaries.
          Shares held by an administrator, executor, guardian, conservator, or assignee for creditors may be voted by such person, either in person or by proxy. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice, given in writing to the Secretary, that such manner of voting is prohibited or otherwise directed by the document creating the fiduciary relationship.

               (c) Receiver. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate court order by which such receiver was appointed.

               (d) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares in person or by proxy, until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

               (e) Subsidiaries. Shares of the corporation's own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, shall not be voted, directly or indirectly, at any meeting; and such shares shall not be counted in determining the total number of outstanding shares at any given time.


                ARTICLE III.  BOARD OF DIRECTORS


          3.01 General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be one (1). The number of directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors but no decrease shall have the effect of shortening the term of an incumbent director.

          3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected, or until his or her prior death, resignation or removal. Any director or the entire Board of Directors may be removed from office, with or without cause, by affirmative vote of a majority of the outstand-ing shares entitled to vote for the election of such director, or Board of Directors. A director may resign at any time by filing a written resignation with the Secretary of the corporation. Directors need not be residents of the State of Florida or share-holders of the corporation.

          3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

          3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The persons calling any special meeting of the Board of Directors may fix any place, either within or with-out the State of Florida, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal busi-ness office of the corporation in the State of Florida.

          3.05 Meetings By Telephone or Other Communication Technology. (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either:
(i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

          (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

          3.06. Notice of Meetings. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered per-sonally or by first-class mail or given by telephone or telegram to each director at his or her business or home address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          3.07. Quorum. A majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

          3.08. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Florida Business Corporation Act, the corporation's Articles of Incorporation or these Bylaws.

          3.09. Conduct of Meetings. The Chairman of the Board or the President shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the cor-poration shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

          3.10. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, provided, that in case of a vacancy created by removal of a director(s), the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

          3.11. Compensation. The Board of Directors, by affir-mative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time of payment thereof, or may delegate such autho-rity to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, dis-ability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

          3.12. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          3.13. Committees. The Board of Directors, by resolu-tion adopted by the affirmative vote of a majority of the number of directors as provided in Section 3.01, may designate one or more committees, each committee to consist of at least one (1) director elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as there-after supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Direc-tors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this sec-tion. The Board of Directors may elect one or more of its mem-bers as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.


                      ARTICLE IV.  OFFICERS


          4.01. Number. The principal officers shall be a President, one or more Vice Presidents (the number and designa-tions to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or the President.

          4.02. Election and Term of Office. The officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

          4.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best inter-ests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

          4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

          4.05. President. The President shall be the principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall preside at all meetings of the shareholders and of the Board of Direc-tors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The Presi-dent shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be autho-rized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          4.06. Vice Presidents. In absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restric-tions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors. The exe-cution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.

          4.07. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

          4.08. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and secu-rities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatso-ever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and
(c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

          4.09. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or President from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as from time to time shall be delegated or assigned to them by the Secretary or the Treasurer, respec-tively, or by the President or the Board of Directors.

          4.10. Other Assistants and Acting Officers. The Board of Directors and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or President.

          4.11. Salaries. Salaries may be paid to the principal officers of the corporation at the discretion of the Board of Directors, and if so paid, shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.


              ARTICLE V.  CONTRACTS, LOANS, CHECKS
                          AND DEPOSITS


          5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any con-tract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. No contract or other transac-tion between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are finan-cially interested, shall be either void or voidable because of such relationship or interest or because such director or direc-tors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the votes of the interested director(s) are counted for such purpose, if (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable to the corporation. Common or interested direc-tors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

          5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Direc-tors. Such authorization may be general or confined to specific instances.

          5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer(s), employee(s) or agents of the corpora-tion and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Direc-tors.

          5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

          5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Direc-tors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corpora-tion by the President of this corporation if he or she is pres-ent, or in the President's absence, by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in the President's absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other secur-ities issued by any other corporation and owned by this corpora-tion, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersigna-ture or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corpora-tion and owned by this corporation the same as such shares or other securities might be voted by this corporation.


     ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER


          6.01. Certificate for Shares. Certificates represent-ing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identi-fied. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in
Section 6.06.

          6.02. Facsimile Signatures and Seal. The seal of the corporation, if the corporation has elected to have a seal, on any certificates for shares may be a facsimile. The signatures of the President or a Vice President and the Secretary or Assis-tant Secretary upon a certificate may be facsimiles if the cer-tificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation.

          6.03. Signature by Former Officers. If an officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were such officer at the date of its issue.

          6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corpo-ration may treat the registered owner of such shares as the per-son exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corpo-ration with a request to register for transfer, the corporation shall not be liable to the owner, or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and
(b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require rea-sonable assurance that said endorsements are genuine and effec-tive and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

          6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a con-spicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

          6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

          6.07. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consider-ation less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

          6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regula-tions not inconsistent with the statutes of the State of Florida as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corpora-tion.


                 ARTICLE VII.  WAIVER OF NOTICE


          Whenever any notice whatever is required to be given under the provisions of the Florida Business Corporation Act or under corresponding provisions of the corporation's Articles of Incorporation or Bylaws, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the person or persons entitled to such notice, shall be deemed equiv-alent to the giving of such notice. Such waiver by a shareholder in respect of any matter of which notice is required under any provision of the Florida Business Corporation Act shall contain the same information as would have been required to be included in such notice under any applicable provisions of said Law, except that the time and place of meeting need not be stated.


                          ARTICLE VIII.
               UNANIMOUS CONSENT WITHOUT A MEETING


          Any action required by the Articles of Incorporation or these Bylaws or any provision of the Florida Business Corporation Act, to be taken at a meeting, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors or members of a committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.


                           ARTICLE IX.
                         INDEMNIFICATION


          The corporation shall indemnify all directors and offi-cers to the fullest extent now or hereafter permitted by the Florida Statutes. This bylaw shall not limit the rights of such persons or other persons to indemnification as provided or per-mitted as a matter of law, under the Florida Statutes or other-wise.


                           ARTICLE X.
                              SEAL


          The corporation shall have no seal.


                           ARTICLE XI.
                           AMENDMENTS


          11.01. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the share-holders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

          11.02. By Directors. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.

          11.03. Implied Amendments. Any action taken or autho-rized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                          ARTICLE XII.
                   STOCK TRANSFER RESTRICTION


          In the event the corporation makes a valid election, pursuant to sec. 1362 of the Internal Revenue Code of 1986, or any successor provision thereto, to be treated as an S Corporation, no shareholder of the corporation shall, without the written consent of shareholders holding more than fifty percent (50%) of the outstanding stock of the corporation, transfer any shares of stock to any person who, by reason of being a shareholder of the corporation, will cause a termination of the corporation's elec-tion to be treated as an S Corporation.